Exhibit 99.1
Perimeter Solutions Reports First Quarter 2022 Financial Results
May 9, 2022
Net sales increased 70% year-over-year, with strong growth in both the Fire Safety and Oil Additives businesses
Fire Safety Adjusted EBITDA increased in the seasonally modest first quarter
Oil Additives Adjusted EBITDA increased 97% in Q1, driven by execution on our operational value drivers
Clayton, Missouri, May 9, 2022 – Perimeter Solutions, SA (NYSE: PRM) ("Perimeter" or the "Company"), a leading provider of mission-critical firefighting products and services, as well as high-quality lubricant additives, today reported financial results for its first quarter ended March 31, 2022.
First Quarter 2022 Results
•Net sales increased 70% to $57.8 million in the first quarter, as compared to $33.9 million in the prior-year quarter.
•Fire Safety sales increased 141% to $18.5 million, as compared to $7.7 million in the prior year.
•Oil Additives sales increased 50% to $39.3 million, as compared to $26.3 million in the prior year.
•Net income during the first quarter was $37.8 million, or $0.22 per diluted share, an increase of $56.3 million from a net loss of $18.5 million, or $0.35 per diluted share, for the same period of 2021.
•Adjusted EBITDA increased 285% to $12.0 million in the first quarter, as compared to $3.1 million in the prior-year quarter.
•Fire Safety Adjusted EBITDA increased $1.3 million to an Adjusted EBITDA loss of $3.3 million, as compared to an Adjusted EBITDA loss of $4.6 million in the prior year.
•Oil Additives Adjusted EBITDA increased 97% to $15.3 million, as compared to $7.8 million in the prior year.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Monday, May 9, 2022 to discuss financial results for the first quarter 2022 . The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://www.perimeter-solutions.com/en/), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until June 9, 2022.
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and lubricant additives. The Company's business is organized and managed in two reporting segments: Fire Safety and Oil Additives.
The Fire Safety business consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Oil Additives business produces and sells high quality Phosphorus Pentasulfide ("P2S5") primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, SA.
CONTACT:
ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021

Net sales	$57,758	$33,925
Cost of goods sold	44,627	24,974
Gross profit	13,131	8,951
Operating expenses:
Selling, general and administrative expense	19,808	8,927
Amortization expense	13,855	13,249
Founders advisory fees - related party	(59,848)	—
Other operating expense	196	312
Total operating expenses	(25,989)	22,488
Operating income (loss)	39,120	(13,537)
Other expense (income):
Interest expense, net	10,496	7,851
Unrealized foreign currency loss	880	2,798
Other expense (income), net	165	(274)
Total other expense, net	11,541	10,375
Income (loss) before income taxes	27,579	(23,912)
Income tax benefit	10,232	5,383
Net income (loss)	37,811	(18,529)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	126	(966)
Total comprehensive income (loss)	$37,937	$(19,495)
Earning (loss) per share:
Basic	$0.24	$(0.35)
Diluted	$0.22	$(0.35)
Weighted average number of ordinary shares outstanding:
Basic	160,251,199	53,045,510
Diluted	174,777,232	53,045,510

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$153,543	$225,554
Accounts receivable, net	33,331	24,319
Inventories	117,515	110,087
Income tax receivable	17,935	816
Prepaid expenses and other current assets	9,901	14,161
Total current assets	332,225	374,937
Property, plant, and equipment, net	60,773	62,247
Goodwill	1,042,280	1,041,325
Customer lists, net	743,902	753,459
Technology and patents, net	244,008	247,368
Tradenames, net	98,744	100,005
Other assets	1,664	2,219
Total assets	$2,523,596	$2,581,560
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$21,258	$27,469
Accrued expenses and other current liabilities	28,542	19,025
Founders advisory fees payable - related party	29,503	53,547
Deferred revenue	825	445
Total current liabilities	80,128	100,486
Long-term debt	664,410	664,128
Deferred income taxes	304,974	298,633
Founders advisory fees payable - related party	209,109	312,242
Redeemable preferred shares	97,812	96,867
Redeemable preferred shares - related party	3,735	3,699
Other non-current liabilities	22,145	22,195
Total liabilities	1,382,313	1,498,250
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share; 4,000,000,000 shares authorized; 163,234,542 and 157,237,435 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	163,235	157,237
Additional paid-in capital	1,684,071	1,670,033
Accumulated other comprehensive loss	(7,009)	(7,135)
Accumulated deficit	(699,014)	(736,825)
Total shareholders' equity	1,141,283	1,083,310
Total liabilities and shareholders' equity	$2,523,596	$2,581,560

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Cash flows from operating activities:
Net income (loss)	$37,811	$(18,529)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Founders advisory fees - related party (change in accounting fair value)	(59,848)	—
Depreciation and amortization expense	16,371	15,146
Interest and payment-in-kind on preferred shares	1,634	—
Share-based compensation	5,724	—
Deferred income taxes	6,239	2,183
Amortization of deferred financing costs	395	811
Amortization of acquisition related inventory step-up	9,299	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,921)	11,513
Inventories	(16,782)	(10,970)
Income tax receivable	(16,150)	(7,551)
Prepaid expenses and current other assets	4,164	5,696
Other assets	599	546
Accounts payable	(6,143)	6,445
Deferred revenue	372	(22)
Accrued expenses and other current liabilities	7,833	(5,439)
Founders advisory fees - related party (cash settled)	(53,547)	—
Other liabilities	54	(11)
Net cash used in operating activities	(70,896)	(182)
Cash flows from investing activities:
Purchase of property and equipment	(1,313)	(1,674)
Purchase price adjustment under Business Combination Agreement	(1,638)	—
Purchase of businesses, net of cash acquired	—	(3,607)
Net cash used in investing activities	(2,951)	(5,281)
Cash flows from financing activities:
Proceeds from exercise of warrants	529	—
Repayments of long-term debt	—	(1,403)
Net cash provided by (used in) financing activities	529	(1,403)
Effect of foreign currency on cash and cash equivalents	1,307	1,717
Net change in cash and cash equivalents	(72,011)	(5,149)
Cash and cash equivalents, beginning of period	225,554	22,478
Cash and cash equivalents, end of period	$153,543	$17,329
Supplemental disclosures of cash flow information:
Cash paid for interest	$145	$7,119
Cash received for income taxes	$17	$—
Non-cash investing and financing activities:
Liability portion of founders advisory fees - related party reclassified to additional paid in capital	$13,783	$—

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner and on a segment basis. These items include (i) expenses related to the Business Combination, (ii) founder advisory fee expenses, (iii) stock compensation expense (iv) non-cash impact of purchase accounting on the cost of inventory sold (v) contingent future payment related to an acquired business (vi) management fees related to the services provided by SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the "Sponsor") when acting in a management capacity and (vi) unrealized foreign currency loss (gain). The Corporate category includes unallocated costs related to our corporate headquarter activities. To supplement the Company's consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of adjusted EBITDA, and reconciliations from U.S. GAAP income (loss) before income taxes, taking into account certain charges and gains that were recognized during the periods presented (in thousands).
Consolidated

	Successor	Predecessor
(Unaudited)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Income (loss) before income taxes	$27,579	$(23,912)
Depreciation and amortization	16,371	15,146
Interest and financing expense	10,496	7,851
Founders advisory fees - related party	(59,848)	—
Transaction expenses [1]	1,476	290
Share-based compensation expense	5,724	—
Non-cash purchase accounting impact [2]	9,299	—
Management fees [3]	—	312
Contingent future payments [4]	—	625
Unrealized foreign currency loss	880	2,798
Adjusted EBITDA	$11,977	$3,110
Net sales	$57,758	$33,925
Operating Segments
Fire Safety

	Successor	Predecessor
(Unaudited)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Loss before income taxes	$(38,425)	$(24,412)
Depreciation and amortization	12,778	10,738
Interest and financing expense	8,395	7,175
Transaction expenses [1]	925	290
Share-based compensation expense	3,630	—
Non-cash purchase accounting impact [2]	9,299	—
Management fees [3]	—	312
Contingent future payments [4]	—	625
Unrealized foreign currency loss	64	626
Adjusted EBITDA	$(3,334)	$(4,646)
Net sales	$18,470	$7,650

Oil Additives

	Successor	Predecessor
(Unaudited)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Income before income taxes	$7,889	$500
Depreciation and amortization	3,593	4,408
Interest and financing expense	468	676
Transaction expenses [1]	551	—
Share-based compensation expense	1,994	—
Unrealized foreign currency loss	816	2,172
Adjusted EBITDA	$15,311	$7,756
Net sales	$39,288	$26,275
Corporate

Successor
(Unaudited)	Three Months Ended March 31, 2022
Income before income taxes	$58,115
Interest and financing expense	1,633
Founders advisory fees - related party	(59,848)
Share-based compensation expense	100
Adjusted EBITDA	$—
____________________

(1)Adjustment to reflect non-recurring professional fees and financing costs incurred related to business combination with Perimeter Solutions.
(2)Represents the non-cash impact of purchase accounting on the cost of inventory sold. The inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the cost.
(3)Adjustment to reflect fees pertaining to services provided by the Sponsor when acting in a management capacity on strategic and other non-operational matters which do not represent expenses incurred in the normal course of our operations.
(4)Adjustment to reflect deferred consideration paid with respect to a 2019 acquisition.